Exhibit 99.1

Macugen® Update
David R. Guyer M.D.
Chief Executive Officer

Safe Harbor This presentation contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about our business strategy, objectives, and expectations, our future operating results and anticipated sources of funds. All statements, other than statements of historical facts are forward-looking statements. All forward-looking statements speak only as of the date of this presentation. Although we believe our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this presentation are reasonable, we may be unable to achieve these plans, intentions or expectations. We have disclosed important factors that could cause or actual results to differ materially from our expectations under “Risk Factors” in our documents filed with the SEC from time to time. Information regarding market and industry statistics contained in this presentation is based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Except as required by law, we assume no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

Biotechnology with a Focus on the Eye
• The Opportunity: AMD / DME / RVO
- Urgent unmet medical needs. Multi-billion dollar markets
• The Drug: Macugen® — FDA Approved- First and Only AMD therapy for All
Neovascular AMD — BROAD LABEL
- Launched Jan 20, 2005
- Breakthrough therapy — New England Journal of Medicine 2004
- Positive data in Ph II Diabetic Macular Edema trial — Fast Track
•The Partner: Pfizer has invested over $300M in Macugen so far
Macugen First Anti-Angiogenesis Drug For The Eye

Pre-Launch Market Assessment
Reached Maximum Total Awareness of Macugen
Unaided Awareness of Macugen

Reimbursement Update
•Reimbursement
-50/50 states have given written or verbal confirmation of coverage according to the label
-CMS is reimbursing at ASP+6%

·“I couldn’t see faces. All colors were hideous; trees and grass were a frosted gray. There was a big round spot in the middle of my vision. It scared me to death. I would have gone blind if I hadn’t gotten into this study with Dr. Eaton,”
“It’s phenomenal. I can thread a needle. Before Macugen, I could no more have threaded a needle than flown to the moon,” *
·“I feel that I certainly have been blessed by it, and have another chance to have a life, and because I read, I could not read before” ** *Naples Daily News January 27, 2005 “Seeing, believing — New medications for macular degeneration bringing hope to patients” **Mary Compson on NBC News, January 31, 2005

Macugen-First Anti-VEGF Ocular Therapy
•First and Only approved drug for All Neovascular AMD
·Addresses an urgent unmet medical need: large markets
·Strong efficacy data in all endpoints through two years
·Efficacy against “usual care” controls
·Favorable safety profile through two years
·Foundation therapy
·Early detection enhances efficacy
Breakthrough Therapy Targeting the Underlying Cause of the Disease

Adherence to Regimen Provides Best Results
Percentage of Patients Losing > 6 lines at 54 Weeks

TWO YEARS OF MACUGEN THERAPY SUPERIOR TO ONE YEAR Twice as Many Patients are Protected Against 3 Line Loss When on 2 year Therapy Compared to 1 Year

FULL UNINTERRUPTED 2-YEAR TREATMENT YIELDS SUPERIOR OUTCOME
Indicates Full Uninterrupted Treatment Regimen of Two Years is Needed

CHRONIC UNINTERRUPTED TREATMENT IS NECESSARY TO PREVENT RECURRENCES
88% Fewer Recurrences When on Macugen Therapy for Two Years Than When Therapy was Discontinued at One Year

MORE MAINTAINERS AND GAINERS IN THE SECOND YEAR

EARLY MACUGEN TREATMENT:
PROTECT AGAINST SEVERE VISION LOSS
BLVA =54 letters, no scar/atrophy, no prior PDT/AMD laser, lesion size < 2 da n=62

EARLY DETECTION ENHANCES EFFICACY
occult, no lipid, first eye n=65

FAVORABLE SAFETY PROFILE High Specificity / Affinity with Local Delivery Limits Side Effects ·No systemic safety issues ·No ocular drug-related safety issues ·Few injection-related SAEs
(n=7,545 total intravitreal injections)
Events Severe Vision Loss # pts % per pt / yr # pts % per pt / yr Endophthalmitis 12 1.3 1 0.1% Traumatic cataract 5 0.6 1 0.1% Rhegmatogenous retinal detachment 3 0.4 0 0

PLANNED FUTURE AND ONGOING CLINICAL PROGRAMS
Expanding the Macugen franchise
•DME Phase 3 trial ·RVO Phase 2 trial ·Early lesion trial ·Combination trial -Macugen+Visudyne vs Macugen in predominantly classic patients •Optical coherence tomography (OCT) biomarker trial ·Post-approval commitments -Low dose trial -Electroretinography (ERG) trial -Corneal endothelial cell count trial

PFE’s Commitment to Macugen •Pat Kelly, President PFE US Pharmaceuticals “Macugen’s VEGF blocking capability is the innovation that takes our vision from the realm of imagination into the realm of reality” “With Macugen (we) have an opportunity help patients, to brighten their futures, to give them hope that AMD is not the end of sight and that there is more hope on the horizon.”

Joint Effort with PFE to Develop Drug Delivery Technology
Rigas et al., ARVO 2003
Carrasquillo et al., IOVS 2003;44:290-299

Macugen Summary
•Molecular therapy directed against a validated target: VEGF
·A unitary treatment approach against all angiographic subtypes
·Promise of less collateral damage to photoreceptors with better preservation of function
·Early detection and treatment of lesions appears to maximize treatment benefit
·New and ongoing programs planned to further expand the franchise
Macugen Has Established a New Wet AMD Treatment Paradigm